                                                                     EXHIBIT 4.1


           CERTIFICATE OF OWNERSHIP AND MERGER MERGING LUMINENT, INC.
                                      INTO
                              MRV MERGER SUB CORP.
             (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE)


MRV MERGER SUB CORP., (the "Company") a corporation organized and existing under the laws of the state of Delaware, does hereby certify:

FIRST: That this Company was incorporated on the 25th day of July, 2001, pursuant to the General Corporation Law of the state of Delaware.

SECOND: That this Company owns at least ninety per centum of the outstanding shares of each class of the stock of Luminent, Inc., a corporation organized and existing under the laws of the state of Delaware.

THIRD: That this Company, by a resolutions of its board of directors duly adopted by unanimous written consent on the 27th day of December, 2001 determined to merge into itself said Luminent, Inc. which resolutions are set forth on Exhibit A, attached hereto and incorporated herein.

FOURTH: The Certificate of Incorporation of the Company is hereby amended by deleting Article I of the Certificate of Incorporation in its present form and substituting therefore new Article I in the following form: The name of the Company is Luminent, Inc.

FIFTH:  The merger shall be effective on December 28, 2001.

IN WITNESS WHEREOF, said MRV Merger Sub Corp has caused its corporate seal to be affixed and this certificate to be signed by Noam Lotan, its president and Shlomo Margalit its secretary this 27th day of December 2001.


                                                      /s/ Noam Lotan
(Corporate Seal)                            ----------------------------------
                                                   Noam Lotan, President


                                                   /s/ Shlomo Margalit
                                            ----------------------------------
                                                Shlomo Margalit, Secretary


                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 12/28/2001
                                                         010675239 - 3418660

                                                                       EXHIBIT A

                              RESOLUTIONS OF MERGER

        WHEREAS, MRV Merger Sub ("the Company") holds in excess of 90 percent of the outstanding shares of each class of stock of Luminent, Inc., a Delaware corporation ("Luminent"), and therefore may effect the merger of Luminent with and into the Company as a short-form merger under Section 253 of the Delaware General Corporation Law ("DGCL");

        WHEREAS, MRV Communications, Inc., a Delaware corporation ("MRV"), the parent of the Company and the owner of 100% of the Company's outstanding stock has resolved and agreed in consideration for the merger to issue up to 5,160,000 shares of the common stock of MRV to the holders of the common stock of Luminent other than the Company in the ratio of 0.43 share of MRV common stock for each share of Luminent common stock held at the time of the merger;

        WHEREAS, the Securities and Exchange Commission ("SEC") has advised that acceleration of the effective date of Post-Effective Amendment Nos. 2, 3 and 4 to MRV's existing Registration Statement on Form S-4 (SEC file no. 333-44536) (together with such post-effective amendments the "Registration Statement") relating to the shares of MRV common stock to be issued in the merger may be requested; MRV has, in accordance with the requirements of The Nasdaq Stock Market, submitted to The Nasdaq Stock Market a Notification Form Listing of Additional Shares regarding the shares of MRV common stock to be issued in the merger and the requirements of section 253 of the DGCL are satisfied;

        NOW, THEREFORE, BE IT AND IT HEREBY IS

        RESOLVED, that Luminent be merged with and into the Company effective on December 28 2001; concurrently with SEC's declaration of effectiveness of the Registration Statement under the Securities Act of 1933 relating to the shares of MRV common stock to be issued in the merger;

        RESOLVED FURTHER, that each share of Luminent common stock held by its stockholders at the time of the merger (other in respect of which appraisal rights are perfected) shall be converted into and exchanged for 0.43 share of MRV common stock;

        RESOLVED FURTHER, that the Company shall pay cash in lieu of fractional shares otherwise issuable in the merger based on the closing price of MRV common stock on the Nasdaq National Market on December 27, 2001;

        RESOLVED FURTHER, that all liabilities and obligations of Luminent be assumed by the Company upon the consummation of the merger;

        RESOLVED FURTHER, that other than the appraisal rights granted by section 262 of the DGCL to the stockholders of Luminent other than the Company, no additional rights shall be granted by the Company, or Luminent or MRV to the stockholders of Luminent in the merger;

        RESOLVED FURTHER, that the shares of Luminent common stock held by the Company shall be cancelled upon consummation of the merger;

        RESOLVED FURTHER that the president or a vice-president, and the secretary or treasurer of the Company be and they hereby are directed to make and execute, under the corporate seal of this Company, a certificate of ownership and merger setting forth a copy of the resolution to merge Luminent and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the secretary of state of Delaware, and a certified copy thereof in the office of the recorder of deeds of New Castle county;

        RESOLVED FURTHER, that within 10 days after the filing and recording of the aforementioned certificate of ownership and merger, the officers of this Company be and they hereby are directed to notify each stockholder of record of Luminent, other than this Company, that the certificate of ownership and merger has been filed and recorded and of the terms and conditions of the merger;

        RESOLVED FURTHER that this Company relinquish its corporate name and assume in place thereof, the name of said merged corporation, namely Luminent, Inc.

        RESOLVED FURTHER that the officers of this Company be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the state of Delaware which may be in anywise necessary or proper to effect said merger; and

        RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to execute any document, make any filing and take any other action which they, or any of them, deem necessary or appropriate to effectuate the purpose of the foregoing resolutions, and the execution by such officers of any such documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the documents so executed and the action so taken.

                                      A-2